UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 9, 2013

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Greenway Plaza
Suite 600
Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01              Entry into a Material Definitive Agreement.

On October 9, 2013, Buckeye Partners, L.P. (“Buckeye”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Hess Corporation (“Hess”) pursuant to which Buckeye or one of its wholly owned subsidiaries will purchase (the “Hess Terminals Acquisition”) 20 liquid petroleum products terminals with total storage capacity of approximately 39 million barrels for $850 million.  The Hess Terminals Acquisition includes (i) Hess’s 19 liquid petroleum products storage terminals located along the U.S. East Coast, with approximately 28.6 million barrels of liquid petroleum products storage capacity, and (ii) Hess Oil St. Lucia Ltd (“HOSLL”), a wholly-owned subsidiary of Hess and the owner and operator of a crude oil and refined products terminal located on the Caribbean island of St. Lucia, with approximately 10.3 million barrels of crude oil and refined petroleum products storage capacity. The purchase price is subject to customary adjustment at closing for working capital of HOSLL and certain refined petroleum products inventory of HOSLL as provided in the Purchase Agreement.

Pursuant to the Purchase Agreement, at the closing of the Hess Terminals Acquisition Buckeye and Hess will enter into one- to four-year agreements at various terminals pursuant to which Buckeye will provide to Hess and its subsidiaries fee-based storage and throughput services.

The Purchase Agreement contains certain customary representations and warranties and covenants, including customary indemnification provisions.  Consummation of the Hess Terminals Acquisition is subject to certain regulatory conditions and customary closing conditions, including the receipt of antitrust approval from the Federal Trade Commission.  There can be no assurance that this and other closing conditions will be satisfied.  The Hess Terminals Acquisition is expected to close by the end of 2013.

The disclosure contained in this Item 1.01 does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference into this Item 1.01.

Item 7.01                                           Regulation FD Disclosure.

On October 9, 2013, Buckeye issued a press release announcing the Hess Terminals Acquisition, a copy of which is attached as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Buckeye.

Item 9.01                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1                               Purchase and Sale Agreement, by and between Buckeye Partners, L.P. and Hess Corporation, dated as of October 9, 2013*

99.1                        Press Release, issued October 9, 2013

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

	By:	/s/ TODD J. RUSSO
Todd J. Russo
Vice President, General Counsel and Secretary

Dated: October 9, 2013

Exhibit Index

Exhibit

2.1	Purchase and Sale Agreement, by and between Buckeye Partners, L.P. and Hess Corporation, dated as of October 9, 2013*

99.1	Press Release, issued October 9, 2013

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.